SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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// Preliminary Proxy Statement

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// Soliciting Material pursuant to Rule 14a-11(c) or Section Rule 14a-12

// Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

T. Rowe Price Balanced Fund, Inc. 033-38791/811-6275

T. Rowe Price Blue Chip Growth Fund, Inc. 033-49581/811-7059

T. Rowe Price California Tax-Free Income Trust 033-08093/811-4525

T. Rowe Price Capital Appreciation Fund 033-05646/811-4519

T. Rowe Price Capital Opportunity Fund, Inc. 033-56015/811-07225

T. Rowe Price Corporate Income Fund, Inc. 033-62275/811-07353

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc. 333-109958/811-21454

T. Rowe Price Diversified Small-Cap Growth Fund, Inc. 333-26323/811-08203

T. Rowe Price Dividend Growth Fund, Inc. 033-49187/811-7055

T. Rowe Price Equity Income Fund 033-00070/811-4400

T. Rowe Price Equity Series, Inc. 033-52161/811-07143

T. Rowe Price Financial Services Fund, Inc. 333-09551/811-07749

T. Rowe Price Fixed Income Series, Inc. 033-52749/811-07153

T. Rowe Price Floating Rate Fund, Inc. 333-174605/811-22557

T. Rowe Price Global Allocation Fund, Inc. 333-187446/811-22810

T. Rowe Price Global Real Estate Fund, Inc. 333-153130/811-22218

T. Rowe Price Global Technology Fund, Inc. 333-40086/811-09995

T. Rowe Price GNMA Fund 033-01041/811-4441

T. Rowe Price Growth & Income Fund, Inc. 002-79190/811-3566

T. Rowe Price Growth Stock Fund, Inc. 002-10780/811-579

T. Rowe Price Health Sciences Fund, Inc. 033-63759/811-07381

T. Rowe Price High Yield Fund, Inc. 002-93707/811-4119

T. Rowe Price Index Trust, Inc. 033-32859/811-5986

T. Rowe Price Inflation Focused Bond Fund, Inc. 333-136805/811-21919

T. Rowe Price Inflation Protected Bond Fund, Inc. 333-99241/811-21185

T. Rowe Price Institutional Equity Funds, Inc. 333-04753/811-07639

T. Rowe Price Institutional Income Funds, Inc. 333-84634/811-21055

T. Rowe Price Institutional International Funds, Inc. 033-29697/811-5833

T. Rowe Price International Funds, Inc. 002-65539/811-2958

T. Rowe Price International Index Fund, Inc. 333-44964/811-10063

T. Rowe Price International Series, Inc. 033-52171/811-07145

T. Rowe Price Media & Telecommunications Fund, Inc. 333-27963/811-07075

T. Rowe Price Mid-Cap Growth Fund, Inc. 033-47806/811-6665

T. Rowe Price Mid-Cap Value Fund, Inc. 333-02993/811-07605

T. Rowe Price Multi-Sector Account Portfolios, Inc. 333-178660/811-22620

T. Rowe Price New America Growth Fund 002-99122/811-4358

T. Rowe Price New Era Fund, Inc. 002-29866/811-1710

T. Rowe Price New Horizons Fund, Inc. 002-18099/811-958

T. Rowe Price New Income Fund, Inc. 002-48848/811-2396

T. Rowe Price Personal Strategy Funds, Inc. 033-53675/811-07173

T. Rowe Price Prime Reserve Fund, Inc. 002-54926/811-2603

T. Rowe Price Real Assets Fund, Inc. 333-166395/811-22410

T. Rowe Price Real Estate Fund, Inc. 333-36137/811-08371

T. Rowe Price Reserve Investment Funds, Inc. 811-08279

T. Rowe Price Retirement Funds, Inc. 333-92380/811-21149

T. Rowe Price Science & Technology Fund, Inc. 033-16567/811-5299

T. Rowe Price Short-Term Bond Fund, Inc. 002-87568/811-3894

T. Rowe Price Small-Cap Stock Fund, Inc. 002-12171/811-696

T. Rowe Price Small-Cap Value Fund, Inc. 002-43237/811-2215

T. Rowe Price Spectrum Fund, Inc. 033-10992/811-4998

T. Rowe Price State Tax-Free Income Trust 033-06533/811-4521

T. Rowe Price Strategic Income Fund, Inc. 333-154155/811-22243

T. Rowe Price Summit Funds, Inc. 033-50319/811-7093

T. Rowe Price Summit Municipal Funds, Inc. 033-50321/811-7095

T. Rowe Price Tax-Efficient Funds, Inc. 333-26441-811-08207

T. Rowe Price Tax-Exempt Money Fund, Inc. 002-67029/811-3055

T. Rowe Price Tax-Free High Yield Fund, Inc. 002-94641/811-4163

T. Rowe Price Tax-Free Income Fund, Inc. 002-57265/811-2684

T. Rowe Price Tax-Free Short-Intermediate Fund, Inc. 002-87059/811-3872

T. Rowe Price U.S. Bond Enhanced Index Fund, Inc. 333-45018/811-10093

T. Rowe Price U.S. Large-Cap Core Fund, Inc. 333-158764/811-22293

T. Rowe Price U.S. Treasury Funds, Inc. 033-30531/811-5860

T. Rowe Price Value Fund, Inc. 033-54963/811-07209

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T. Rowe Price Mutual Funds

Proxy Voting Reminder

Dear Shareholder:

Several weeks ago proxy materials were mailed to you concerning proposals to elect directors of the T. Rowe Price Funds and make changes to the investment objectives or policies of several mutual funds. A certain percentage of each Board of Directors must be elected by shareholders, so voting on this matter will help keep the funds in compliance and ensure that a strong Board is in place to continue overseeing the funds on your behalf. Likewise, approval of the investment objective and policy changes will allow the funds greater flexibility to execute their investment strategies.

We are reaching back out to you because according to our latest records, we have not received your proxy vote. Your vote is truly important as every share counts toward reaching the required majority of shares voting.

Voting by one of the following methods is quick and easy:

• Online by visiting www.eproxyvote.com/trp. Just enter your control number located on the top right of the enclosed proxy ballot.

• Via automated touch-tone phone at 1-866-977-7699, or by speaking with a live proxy voting specialist at 1-855-800-9420.

• By mail. Sign, date, and vote the enclosed proxy ballot and return it in the postage-paid envelope provided in this package.

I hope you will take a few minutes in the next several days to vote your shares. One of our most important goals is keeping mutual fund expenses low for shareholders. By voting promptly, you will help your fund avoid the expenses associated with continuing to solicit for votes before the shareholder meeting on October 22, 2013.

As always, thank you for investing with T. Rowe Price.

Sincerely,

Edward C. Bernard

Chairman of the Board

All mutual funds are subject to market risk, including possible loss of principal.

T. Rowe Price Investment Services, Inc., Distributor